SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934
Date of Report (Date of earliest event reported): April 2, 2013

ProAssurance Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-16533	63-1261433
(State of Incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

100 Brookwood Place, Birmingham, Alabama	35209
(Address of Principal Executive Office )	(Zip code)

Registrant’s telephone number, including area code: (205) 877-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17CFR 240.13e-(c))

Item 7.01                   Regulation FD Disclosure

On April 2, 2013 we disclosed that Vice-Chairman Victor T. Adamo has informed the Board of Directors of ProAssurance that he will not stand for reelection to the Board due to his planned retirement in the second quarter of this year. As a result, Mr. Adamo will no longer serve as an executive officer of the company upon completion of his current Board term on May 22, 2013. A copy of the news release announcing the closing of this transaction is included as Exhibit 99.1 and included in this Item by reference.

Item 9.01 Financial Statements and Exhibits
Exhibit 99.1  News release disclosing that Vice-Chairman Victor T. Adamo has informed the Board of Directors of ProAssurance that he will not stand for reelection to the Board due to his planned retirement in the second quarter of this year. As a result, Mr. Adamo will no longer serve as an executive officer of the company upon completion of his current Board term on May 22, 2013. A copy of the news release announcing the closing of this transaction is included as Exhibit 99.1 and included in this Item by reference.

                        We are furnishing Exhibit 99.1 to this Current Report on Form 8-K in accordance with Item 7.01, Regulation FD Disclosure. These exhibits shall not be deemed to be “filed”
      for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE
Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2013

PROASSURANCE CORPORATION

By: /s/ Frank B. O’Neil
Frank B. O’Neil
Senior Vice President